Exhibit 10.1

ONCOGENEX TECHNOLOGIES INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1.                                      PURPOSE OF THE PLAN

OncoGenex Technologies Inc. (the “Company”) hereby establishes a stock option plan for directors, officers, employees and Service Providers (as defined below) of the Company and its subsidiaries, to be known as the “OncoGenex Technologies Inc. Stock Option Plan” (the “Plan”).

2.                                      DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1                                 “Board” means the Board of Directors of the Company.

2.2                                 “Change of Control” means the acquisition after the Series B2 Issue Date by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities (as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

2.3                                 “Common Shares” means the common shares of the Company.

2.4                                 “Company” means OncoGenex Technologies Inc.

2.5                                 “Corporate Reorganization” has the meaning ascribed to it in Subsection 5.3.

2.6                                 “Disability” means:

(a)                                  any period of 365 consecutive days during which the Optionee is prevented, notwithstanding reasonable efforts to accommodate the disability, from performing his/her essential duties for the Company for more than 182 days in the aggregate by reason of illness or mental or physical disability; or

(b)                                 the Optionee being found of unsound mind or incapable of managing his/her own affairs by the final judgement or order of a court of competent jurisdiction.

2.7                                 “Equity Securities” means:

(i)                                     shares or any other security of the Company that carries the residual right to participate in the earnings of the Company and, on liquidation, dissolution or winding-up, in the assets of the Company, whether or not the security carries voting rights;

(ii)                                  any warrants, options or rights entitling the holders thereof to purchase or acquire any such securities; or

(iii)                               any securities issued by the Company which are convertible or exchangeable into such securities.

2.8                                 “Expiry Date” means the date set by the Board under Section 3.1 of the Plan, as the last date on which an Option may be exercised.

2.9                                 “Founder” means Dr. Martin Gleave and Gleave HoldCo.

2.10                           “Fully Converted Basis” at any time means that all shares convertible into Common Shares outstanding at that time shall be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and Common Shares issuable as a result thereof shall be deemed to have been issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

2.11                           “Fully Diluted Basis” at any time means that all options, warrants or other rights of any kind to acquire Common Shares and all securities convertible or exchangeable into Common Shares outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

2.12                           “Gleave HoldCo” means 603356 B.C. Ltd.

2.13                           “Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.14                           “Investment Agreement” means the investment agreement dated as of the Series B2 Issue Date among the Company, the Major Investors and WHI Morula Fund, LLC;

2.15                           “Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in Section 96 of the Securities Act, provided however, if more than one Major Investor concurrently acquires Shares pursuant to the Shareholders’ Agreement, the Investment Agreement or the rights attaching to their Shares, those Major Investors shall not be considered Joint Actors of each other solely by reason of such acquisition.

2.16                           “Major Investors” means Ventures West 7 Limited Partnership (“Ventures West Canada”), Ventures West 7 U.S. Limited Partnership (“Ventures West U.S.”), H.I.G. Horizon Corp. (“H.I.G. Horizon”), Working Opportunity Fund (EVCC) Ltd. (“WOF”) and Business Development Bank of Canada (“BDC”) (or their respective successors or permitted assigns) and “Major Investor” means any one of them, provided that if any of Ventures West Canada, Ventures West U.S., H.I.G. Horizon, WOF and BDC ceases to be a shareholder of the Company without successor or assignee then “Major Investors” or “Major Investor” means the remaining parties or party alone.

2.17                           “Offer” has the meaning ascribed to it in Subsection 4.5.

2.18                           “Option” means an option to purchase Shares granted pursuant to this Plan.

2.19                           “Option Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to an Optionee an Option.

2.20                           “Optionee” means each of the directors, officers, employees and Service Providers granted an Option pursuant to this Plan and their heirs, executors and administrators and an Optionee may also be a corporation or family trust controlled by an individual eligible for an Option grant pursuant to this Plan.

2.21                           “Option Price” means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of Section 5.

2.22                           “Option Shares” means the aggregate number of Shares, which an Optionee may purchase under an Option.

2.23                           “Person” means any individual, partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, trust, trustee, executor, administrator, or other legal personal representatives, regulatory body or agency, government or governmental agency, authority or entity howsoever designated or constituted.

2.24                           “Plan” has the meaning ascribed to it in Section 1.

2.25                           “Purchaser” has the meaning ascribed to it in Subsection 6.1(a).

2.26                           “Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof.

2.27                           “Selling Shareholders” has the meaning ascribed to it in Subsection 6.1(a).

2.28                           “Series B2 Issue Date” means the first date upon which shares of the second series of Class B preferred shares of the Company are issued.

2.29                           “Service Provider” means:

(a)                                  any person or company engaged to provide management, consulting or advisory services for the Company or for any entity controlled by the Company, provided such person is not an employee of the Company; and

(b)                                 any person who is providing management, consulting or advisory services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under Subsection 2.29(a), provided such person is not an employee of the Company.

2.30                           “Shareholders’ Agreement” means the shareholders’ agreement dated for reference as of the Series B2 Issue Date and made among the Company, the Major Investors and certain others, as amended and restated from time to time.

2.31                           “Share Reorganization” has the meaning ascribed to it in Subsection 5.1.

2.32                           “Shares” means the common shares in the capital of the Company as constituted on the date of this agreement provided that, in the event of any adjustment pursuant to Section 5, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.33                           “Substantial Sale” has the meaning ascribed to it in Subsection 6.1(a).

2.34                           “Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings.

2.35                           “Unissued Option Shares” means the number of Shares, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of Section 5, such adjustments to be cumulative.

2.36                           “Vested” means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Option Agreement.

3.                                      GRANT OF OPTIONS

3.1                                 Option Terms

The Board may from time to time authorize the issue of Options to directors, officers, employees and Service Providers of the Company and its subsidiaries. The Option Price under each Option shall be determined by the Board at the time of issue of the Option and shall be subject to adjustment as provided in Section 5.

The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than seven years after the Grant Date. Options shall not be assignable (or transferable), except to a corporation or family trust controlled by an individual eligible for an Option grant pursuant to this Plan or as otherwise provided herein.

3.2                                 Limits on Shares Issuable on Exercise of Options

The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be equal to a maximum of 15% of the number of Shares outstanding from time to time on a Fully Diluted Basis or such additional amount as may be approved from time to time by the Board, but in any event not to exceed 1,905,557 Shares.

3.3                                 Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.                                      EXERCISE OF OPTION

4.1                                 When Options May be Exercised

Subject to Sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Unissued Option Shares at any time after the Grant Date up to 4:30 p.m. local time on the Expiry Date and shall not be exercisable thereafter.

4.2                                 Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share.

Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee’s cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3                                 Vesting of Option Shares

Subject to Section 4.4, each Option shall become Vested in accordance with the Option Agreement or as may be determined by the Board on the Grant Date or as otherwise provided herein.

4.4                                 Termination Of Employment

If an Optionee ceases to be a director, officer, employee or Service Provider of the Company or one of the Company’s subsidiaries, his or her Option shall be exercisable as follows:

(a)                                  Death or Disability

If the Optionee ceases to be a director, officer, employee or Service Provider of the Company or a subsidiary of the Company, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares up to the Expiry Date or the date that is six (6) months after the Optionee ceases to be a director, officer, employee or Service Provider, which ever is sooner, after which the Option held by such Optionee shall be cancelled.

(b)                                 Termination For Cause

If the Optionee, or in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.29(b), the Optionee’s employer, ceases to be a director, officer, employee or Service Provider of the Company or a subsidiary of the Company as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee, or, in the case of the Optionee who satisfies the definition of Service Provider set out in Subsection 2.29(b), the Optionee’s employer, is employed or engaged, any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be cancelled as of that date.

(c)                                  Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.29(b), the Optionee’s employer, ceases to be a director, officer, employee or Service Provider, as the case may be, of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares as follows:

(i)                                     subject to Subsection 4.4(c)(ii), in the case of an employee of the Company or of a subsidiary of the Company, until the Expiry Date or the date which is sixty (60) days after the Optionee ceases to be an employee of the Company or a subsidiary of the Company, which ever is sooner, after which the Option held by such Optionee shall be cancelled;

(ii)                                  in the case of a director and/or officer who is also an employee of the Company or of a subsidiary of the Company, until the Expiry Date or the date which is one (1) year after the Optionee ceases to be an employee of the Company or a subsidiary of the Company, which ever is sooner, after which the Option held by such Optionee shall be cancelled;

(iii)                               in the case of a director and/or officer who is not also an employee of the Company or a subsidiary of the Company, or in the case of a Service Provider, until the Expiry Date of the Option.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Option Shares at the time that the relevant event referred to in this Section 4.4 occurred, shall not be or become exercisable in respect of such Unissued Option Shares and shall be cancelled.

Notwithstanding that an Option may have been transferred to a family trust, the Option will terminate after the transferor of the Option ceases to be a director, officer, employee or Service Provider of the Company or a subsidiary of the Company, on the date specified in and in accordance with Subsection 4.4(a), (b) or (c), as the case may be.

4.5                                 Effect of a Take-over Bid

If a bona fide offer (an “Offer”) for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in a Change of Control , the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee who is an officer or director of the Company of full particulars of the Offer, whereupon all Option Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon exercise, pursuant to the Offer. However, if:

(a)                                  the Offer is not completed within the time specified therein; or

(b)                                 all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Option Shares received upon such exercise, or in the case of clause (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become Vested pursuant to Section 4.3 shall be reinstated. If any Option Shares are returned to the Company under this Section 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6                                 Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Option Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer. After a declaration by the Board under this Section 4.6, the provisions of Section 4.5 will continue to apply to the Option.

4.7                                 Effect of a Change of Control

If a Change of Control occurs, 50% (or such larger percentage as may be determined by the Board) of all Option Shares subject to each outstanding Option which have not yet Vested will become Vested, whereupon such Option may be exercised in whole or in part by the Optionee to the extent that the Option is Vested as a result of this Section 4.7.

4.8                                 Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in Subsection 2.29(b), the Optionee’s employer, retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9                                 Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5.                                      ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1                                 Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)                                  the Option Price will be adjusted to a price per Share which is the product of:

(i)                                     the Option Price in effect immediately before that effective date or record date; and

(ii)                                  a fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganizations; and

(b)                                 the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in clause (a)(ii) above.

5.2                                 Special Distribution

Whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a)                                  shares of the Company, other than the Shares;

(b)                                 evidences of indebtedness;

(c)                                  any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or

(d)                                 rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Shares as a result of such Special Distribution.

5.3                                 Corporate Organization

Whenever there is:

(a)                                  a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in Sections 5.1 or 5.2;

(b)                                 a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)                                  a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Unissued Option Shares or if appropriate, as otherwise determined by the Directors.

5.4                                 Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option Shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditor, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia, that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

6.                                      SUBSTANTIAL SALE

6.1                                 Substantial Sale

For so long as the Shareholders’ Agreement is in effect, if

(a)                                  securityholders of the Company, including at least two securityholders who are not Major Investors (the “Selling Shareholders”), holding not less than 73.5% of the outstanding shares in the capital of the Company calculated on a Fully Converted Basis have agreed to Transfer their Equity Securities (a “Substantial Sale”) to a Person, or Persons acting in concert, (a “Purchaser”); and

(b)                                 the Purchaser offers to purchase the Options of an Optionee, the Optionee must sell the Options to the Purchaser at a price equal to

The number of Shares then exercisable under the Option	X	The price per Share paid by the Purchaser to the Selling Shareholders minus the exercise price per Share under the Option on equivalent terms and conditions, mutatis mutandis, as those agreed to by the Selling Shareholders in respect of the Substantial Sale, but in any event subject to the rights, privileges, restrictions and conditions, including all liquidation preferences, attaching to the securities as set out in the Company’s constating documents.

If the Purchaser offers to buy the Options of an Optionee and the Optionee does not sell the Optionee’s Options to the Purchaser as contemplated above, then the Optionee’s Option will expire, terminate and be cancelled on completion of the Substantial Sale.

7.                                      CALIFORNIA RESIDENTS

Notwithstanding any other provision of this Plan to the contrary, if the Company grants an Option to a resident of the State of California and such Option grant is not exempt from qualification under the California securities laws other than pursuant to Section 25102(o) of the California Corporations Code, or any successor thereto, the following provisions shall apply to such Option as long as required by California law:

7.1                                 Minimum Exercise Price

The Option Price shall not be less than eighty-five percent (85%) of the Fair Market Value of one (1) Share on the Grant Date; provided, however, that if the Optionee owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any parent or subsidiary of the Company on the Grant Date, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of one (1) Share on the Grant Date. The term “Fair Market Value” as used in this paragraph means the fair market value of one (1) Share as determined by the Board; provided, however, that if the Shares are publicly traded, the fair market value shall be determined by the Board with reference to the recent market price of the Shares.

7.2                                 Minimum Vesting

The Option shall become exercisable at a rate of at least 20% of the Option Shares per year, with the first 20% of the Option Shares becoming exercisable no later than one (1) year after the Grant Date.

7.3                                 Transfer Restrictions

The Option may not be transferred except by will, by the laws of descent and distribution, or as permitted by Rule 701 under the United States Securities Act of 1933, as amended.

7.4                                 Financial Statements

Annually, the Company will deliver or cause to be delivered to the Optionee, no later than such information is delivered to the Company’s security holders, annual financial statements of the Company; provided, however, that this paragraph does not apply to key employees whose duties in connection with the Company assure them access to equivalent information.

7.5                                 Shareholder Approval Requirement

If the Plan has not been approved by a majority of the outstanding securities of the Company entitled to vote (voting on an as if converted basis) by the date that is 12 months after the date that the Board approved the addition to the Plan of this Section 7 relating to California residents, then any Option granted under the Plan to a California resident subject to this Section 7 shall immediately terminate. No Option granted under the Plan to a California resident subject to this Section 7 shall be exercisable until such approval shall have been obtained.

8.                                      MISCELLANEOUS

8.1                                 Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment.

8.2                                 Necessary Approvals

The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

8.3                                 Administration of the Plan

The Board shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in Section 5.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

8.4                                 Income Taxes

As a condition of and prior to participation in the Plan any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.

8.5                                 Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of any regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee. For further certainty, nothing in the Plan shall limit the Board’s ability to grant Options under the Plan on terms that may be different or more favorable to an Optionee than those specified herein.

8.6                                 Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the Secretary of the Company.

8.7                                 No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

8.8                                 Compliance with Applicable Law

If any provision of the Plan or any Option Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

8.9                                 No Assignment

No Optionee may assign any of his or her rights under the Plan without the consent from the Board or a majority of the Major Investors.

8.10                           Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering).

8.11                           Conflict

In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of the Plan shall govern.

8.12                           Governing Law

The Plan and each Option Agreement issued pursuant to the Plan shall be governed by the laws of the province of British Columbia.

8.13                           Time of Essence

Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

8.14                           Entire Agreement

This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

8.15                           Term of Plan

No Options shall be granted under this Plan after September 16, 2013.

This Amended and Restated Stock Option Plan was approved by the Board of Directors on September 16, 2003, was restated after giving effect to the consolidation of the Company’s share capital on a one for five basis on September 23, 2003 and was further amended and restated by the Board of Directors on December 20, 2004 and June 15, 2005.

SCHEDULE “A”

ONCOGENEX TECHNOLOGIES INC.

STOCK OPTION PLAN

OPTION AGREEMENT

This Option Agreement is entered into between OncoGenex Technologies Inc. (“the Company”) and the Optionee named below pursuant to the Company Stock Option Plan as amended (the “Plan”), a copy of which is attached hereto, and confirms that:

1.                                       on •, 20• (the “Grant Date”);

2.                                       • (the “Optionee”);

3.                                       was granted the option (the “Option”) to purchase • common shares (the “Option Shares”) of the Company;

4.                                       for the price (the “Option Price”) of $• per share;

5.                                       which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

i)                 as to • shares, as at the Grant Date.

ii)              as to • shares, upon each anniversary of the Grant Date, beginning on the first anniversary.

6.                                       terminating on the •, 20•  (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Option Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

In order to exercise this Option, the Optionee must deliver to the Company a notice of exercise in the form attached hereto as Exhibit No. 1, duly completed and executed together with a certified cheque for payment for all Option Shares in respect of which the Option is exercised.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the •  day of • , 20•.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
)
Witness	)	OPTIONEE

ONCOGENEX TECHNOLOGIES INC.

EXHIBIT NO. 1 TO OPTION AGREEMENT

EXERCISE FORM

TO:	OncoGenex Technologies Inc.
400 – 1001 West Broadway
Vancouver, British Columbia V6H 4B1
	Telephone:	604-736-3678
	Facsimile:	604-736-3687
	Attention:	Scott Cormack

I, the undersigned holder of the attached Option Agreement with OncoGenex Technologies Inc. (the “Company”), hereby exercise my Option and agree to acquire                      common shares of the Company (the “Acquired Shares”) and enclose a certified cheque in the amount of $                      representing the exercise price (Option Price multiplied by number of shares being acquired) for the Acquired Shares.

I hereby request that the Company issue the Acquired Shares to me under the OncoGenex Technologies Inc. Stock Option Plan and irrevocably direct that the Acquired Shares be issued registered in the following name and address and delivered as follows:

Name in Full

Registered Address

Delivery Address

(PLEASE PRINT IN FULL THE NAME IN WHICH CERTIFICATES ARE TO BE ISSUED.)

DATED this             day of                            ,           .

Signature of Optionee

Name of Optionee